As filed with the Securities Exchange Commission on February 28, 2002       Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMBASSADORS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	91-1957010
(State or other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

110 South Ferrall Street
Spokane, WA 99202
(509) 534-6200
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

2001 EQUITY PARTICIPATION PLAN
(Full Title of the Plan)

Jeffrey D. Thomas
Chief Executive Officer
Ambassadors, Group, Inc.
110 South Ferrall Street
Spokane, Wa 99202
(509) 534-6200
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Gerald M. Chizever, Esq.
Donald G. Johnson, Jr., Esq.
Richman, Mann, Chizever, Phillips & Duboff
9601 Wilshire Boulevard — Penthouse
Beverly Hills, California 90210
(310) 274-8300
(310) 274-2831 (fax)

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Securities to be Registered	Registered	Offering Price per Share	Aggregate Offering Price	Registration Fee

Common Stock, $0.01 par value	1,800,000	$1.02 (1)	$1,836,000	$168.91

(1)	Calculated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based on the book value of the Registrant’s Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed previously by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

     (a)  The Registrant’s registration statement on Form 10 (File No. 0-33347);

     (b)  The description of Registrant’s Common Stock contained in its Registration Statement on Form 10 (File No. 0-33347), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

     The Registrant has entered into indemnification agreements with certain directors and executive officers. These agreements, among other things, indemnify such director or executive officer to the fullest extent permitted by law for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, by reason of (or arising in part out of) any event or occurrence related to the fact that such person was or is a director, officer, employee, agent or fiduciary of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such person while serving in such capacity. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
Number	Exhibit Description

5.1	Opinion of Richman, Mann, Chizever, Phillips & Duboff
10.1(1)	2001 Equity Participation Plan
23.1	Consent of Richman, Mann, Chizever, Phillips & Duboff (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
24.1	Power of Attorney (contained on signature page hereto)

(1)	Incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s registration statement on Form 10, filed with the Commission on January 7, 2002.

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spokane, state of Washington, on February 27, 2002.

AMBASSADORS GROUP, INC

By:	/s/ Jeffrey D. Thomas Jeffrey D. Thomas, President and Chief Executive Officer

POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Jeffrey D. Thomas and Margaret M. Sestero as his or her attorneys-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Capacity	Date

/s/ Jeffrey D. Thomas Jeffrey D. Thomas	Chief Executive Officer, President and Director	February 27, 2002

/s/ John A. Ueberroth John A. Ueberroth	Chairman of the Board of Directors	February 27, 2002

/s/ Margaret M. Sestero Margaret M. Sestero	Executive Vice-President, Chief Financial Officer, Chief Operating Officer and Secretary	February 27, 2002

/s/ Brigitte M. Bren Brigitte M. Bren	Director	February 27, 2002

/s/ James L. Easton James L. Easton	Director	February 27, 2002

/s/ Rafer L. Johnson Rafer L. Johnson	Director	February 27, 2002

/s/ John C. Spence John C. Spence	Director	February 27, 2002

/s/ Joseph J. Ueberroth Joseph J. Ueberroth	Director	February 27, 2002

/s/ Richard D.C. Whilden Richard D.C. Whilden	Director	February 27, 2002

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5.1	Opinion of Richman, Mann, Chizever, Phillips & Duboff
10.1(1)	2001 Equity Participation Plan
23.1	Consent of Richman, Mann, Chizever, Phillips & Duboff (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants
24.1	Power of Attorney (contained on signature page hereto)

(1)	Incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s registration statement on Form 10, filed with the Commission on January 7, 2002.